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                                                                     Exhibit 5.1

                  [Letterhead of Parker Duryee Rosoff & Haft]



                                         May 18, 1998

Kaleidoscope Media Group, Inc.
345 Park Avenue South
New York, New York 10010

      Re: Registration Statement on Form S-3 under the Securities Act of 1933
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Ladies and Gentlemen:

         In our capacity as counsel to Kaleidoscope Media Group, Inc., a Delaware Corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 8,543,876 shares of Common Stock, $0.001 par value (the "Common Stock"), which has been included in the Registration Statement for the respective accounts of the several persons identified in the Registration Statement as Selling Stockholders.

         In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date. In connection with those shares of Common Stock issuable upon the exercise of warrants, we have also assumed that such warrants will be duly exercised and the shares issuable thereunder shall be fully paid for in accordance with the terms of such warrants.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

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Kaleidoscope Media Group, Inc.
May 18, 1998
Page 2


         2. The Common Stock issuable independent of warrants has been duly and validly authorized and issued and is fully paid and non-assessable, and that the Common Stock to be issued pursuant to the due exercise of warrants shall be duly issued, fully paid and non-assessable upon such exercise.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.


                                             Very truly yours,


                                             PARKER DURYEE ROSOFF & HAFT


                                             By: /s/ Michael D. DiGiovanna
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                                                 A Member of the Firm